EXHIBIT (a)(1)(O)

THIS TENDER FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this form or what action you should take, you are recommended to immediately seek independent professional advice. Information on Liberty Global plc (the “Company”) and full details of the modified Dutch auction cash tender are set out in the Offer to Purchase dated 12 August 2019, which should be read carefully before any action is taken. Unless the context otherwise requires, expressions defined in the Offer to Purchase bear the same meanings in this tender form. Please note that nothing in this tender form or the Terms and Conditions constitutes legal or tax advice. If you are in any doubt as to your legal or financial position, please seek independent professional advice.

SRN: [C0123456789]
Private & Confidential
Participant Name
Participant Address

TO ACCEPT THE OFFER IN RESPECT OF YOUR CLASS A SHARES

Number of Class A Shares held as at 1 August 2019:	Maximum Number of whole Class A Shares you may tender:

You may accept the Offer for some or all or of your Class A Shares. Participants with less than 100 Class A Shares (“Odd Lot Holders”) may receive preferential treatment in relation to any scale back through the Offer but must tender all of their Class A Shares.

Please indicate in the appropriate boxes below the number of Class A Shares to be tendered and the price at which they are to be tendered. Shareholders who wish to make a Final Purchase Price Tender and tender their Class A Shares at the purchase price determined pursuant to the Offer should indicate the number of Class A Shares they wish to tender in the “Final Purchase Price” box below. If all Class A Shares are to be tendered write “ALL” against the appropriate option.

The Offer is being made in US Dollars however, if you elect to tender Class A Shares and such Class A Shares are accepted in the Offer, any proceeds received in respect of such Class A Shares will be returned to you, by GBP cheque or BACs where Computershare has Bank Details registered for you, as soon as administratively possible after receipt of proceeds. Computershare will arrange for the proceeds to be converted into Sterling in accordance with Clause 6.1 of your SIP Share Dealing terms and conditions. US Backup withholding Tax may be applicable on the payment you receive through the Offer, unless you have the relevant US Tax Form registered against your account. If relevant, you will need to complete a Form W-9 or Form W-8BEN and return the applicable document with this Tender Form to avoid the backup withholding of US federal income tax on the payment. You can obtain the Form W-9 and Form W-8BEN from the IRS Website at www.irs.gov. Alternatively, you can log in to your Employee Online account and click the link to be directed to the online tax certification website. You are urged to consult a tax advisor for further guidance regarding the completion of the relevant U.S. tax form in order to claim exemption from backup withholding tax.

Final Purchase Price Tender:

Auction Tender $ 25.25:	Auction Tender $ 26.75:	Auction Tender $ 28.25:
Auction Tender $ 25.50:	Auction Tender $ 27.00:	Auction Tender $ 28.50:
Auction Tender $ 25.75:	Auction Tender $ 27.25:	Auction Tender $ 28.75:
Auction Tender $ 26.00:	Auction Tender $ 27.50:	Auction Tender $ 29.00:
Auction Tender $ 26.25:	Auction Tender $ 27.75:	If you wish to participate in the conditional tender, please indicate the minimum number of Class A Shares you wish to have tendered in the event of any Scale Back:
Auction Tender $ 26.50:	Auction Tender $ 28.00:

To enable Computershare to complete the submission of the tender form on your behalf we will require some additional information from you to allow us to comply with the MiFID II Regulations. As such, alongside the completion of this tender form you will need to ensure that your personal information on your Employee Online account is up to date. Failure to provide us with this information may result in Computershare not being able to process a sale on your behalf and your instruction will be deemed invalid and void. To check that your account details are up to date, please log in to www.computershare.com/virginmedia and navigate to “My Profile” to check that your “Personal Trading Details” (MIFID II) have been entered.

Signature (please sign in the box below)	Date (dd/mm/yyyy)

Contact Details:

IF YOU DO NOT WISH TO SELL ANY OF YOUR CLASS A SHARES IN THE OFFER, DO NOT COMPLETE OR RETURN THE FORM

Acceptances of the Offer must be received by no later than 11 a.m. on 3 September 2019 unless otherwise communicated by Computershare. If you are in the United Kingdom, this Tender Form should be sent by post to Computershare Investor Services PLC, Plans Corporate Actions, The Pavilions, Bridgwater Road, Bristol, BS99 6AH.

HOW TO COMPLETE THE FORM

If you have any queries regarding the completion of this form, please contact the Computershare Helpline on +44 (0) 345 111 0321 between 8:30 a.m. and 5:30 p.m. BST on any business day excluding public holidays. Please note that Computershare is unable to provide you with any legal, financial or tax advice. If you require such advice, please contact an independent advisor.

The Offer

To accept the Offer, insert the total number of Class A Shares in respect of which you wish to accept the Offer against the price per share at which you wish your Class A Shares to be purchased if you wish to make an Auction Tender, or in the box entitled “Final Purchase Price Tender”, if you wish to make a Final Purchase Price Tender. SELECT ONLY ONE OPTION (if more than one option is selected, you will be deemed to have not tendered). You must also sign the form in accordance with the instructions set out below, which will constitute your acceptance of the Offer.

If you want to accept the Offer in respect of all of your Class A Shares write “ALL” against the appropriate price. If no number or a number greater than your registered holding of Class A Shares is specified and you have signed the form, you will be deemed to have accepted the Offer in respect of your entire registered holding of Class A Shares.

As described in the Offer to Purchase, a tendering Shareholder may condition his or her tender of Class A Shares upon the Company purchasing all or a specified minimum number of the Class A Shares tendered. Unless at least the minimum number of Class A Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Class A Shares tendered by you will be purchased. It is the tendering Shareholder’s responsibility to calculate the minimum number of Class A Shares that must be purchased from the Shareholder in order for the Shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any Shareholder tendering Class A Shares. Unless this box has been completed and a minimum number of Class A Shares specified, your tender will be deemed unconditional.

This form may only be used to make an Auction Tender, Conditional Tender or a Final Purchase Price Tender by completing the above.

Odd Lot Holders

If you hold more than 100 Class A Shares, you may choose to sell either some or all of your Class A Shares pursuant to the Offer.

If you hold less than 100 Class A Shares, you may only choose to sell all of your Class A Shares pursuant to the Offer. However, in exchange for only being able to participate in the Offer on these terms, you will be guaranteed to be able sell all of your Class A Shares under the Offer, provided that you choose to participate within the relevant price range, rather than potentially being subject to pro-ration. The Offer to Purchase includes further details regarding how individuals holding such “odd lots” of Class A Shares can participate in the Offer.

Signatures

To accept the Offer you must sign this Tender Form. If these instructions are not followed, or this Tender Form is incorrectly completed or cannot be read, this Tender Form will be invalid.

1.	Definitions

“Computershare” means Computershare Investor Services PLC (registered number 3498808) whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE;

“Offer to Purchase” means the document that has been announced to the market that provides Shareholders with details of the Offer;

“Offer” means Liberty Global plc’s invitation for its Shareholders to tender up to $625 million in value of its Class A Shares;

“Participant” means an employee who has been awarded or otherwise holds Class A Shares in accordance with and subject to the Terms & Conditions;

“Plan” means the Virgin Media Inc. Share Incentive Plan;

“Service” means the service provided by Computershare on behalf of the Trustee to enable you to send your Tender form;

“Class A Shares” means the Class A ordinary shares in Liberty Global plc held on trust for you by the Trustee in accordance with the rules of the Plan;

“Shareholder” means an owner of ordinary shares in Liberty Global plc;

“Terms & Conditions” means the terms and conditions that govern your participation in the Plan;

“Tender” means to accept the Offer;

“Trustee” means EES Trustees Limited (registered number 576832) The Pavilions, Bridgwater Road, Bristol, BS13 8AE; and

“you” (or “your”) means you, the person who wishes to use the Service.

2.	Liability

Neither Computershare nor the Trustee (nor its officers, employees, agents or sub-contractors) will be liable to you for any loss or damage you may suffer or incur as a result of your use of the Service unless such loss or damage results directly from the negligence, wilful default or fraud of Computershare or the Trustee. Computershare is also not liable for any postal delays.

3.	Validity

In the event that any clause under these terms and conditions is not legally enforceable, the remaining clauses will not be affected and will remain valid and enforceable.

4.	Overseas Participants

If you are resident in, or a citizen of, a jurisdiction outside the United Kingdom, it is your responsibility to inform yourself about, and observe, any applicable legal requirements.

5.	Confirmations and Undertakings

In accepting these terms and conditions, you will be deemed to have given the following confirmations and undertakings to Computershare: (a) You are a Participant or are otherwise duly authorised to submit Instructions on behalf of such Participant; (b) You have read and understood these terms and conditions and you agree to be bound by them; (c) You are either resident in, or a citizen of, the United Kingdom or have otherwise complied with all applicable legal requirements in any other jurisdiction necessary for you to lawfully make use of the Service.

6.	Governing Law

These terms and conditions will be governed by and construed in accordance with English law. You agree that in the event of a dispute the English courts will have jurisdiction.

THIS TENDER FORM IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the contents of this form or what action you should take, you are recommended to immediately seek independent professional advice. Information on Liberty Global plc (the “Company”) and full details of the modified Dutch auction cash tender are set out in the Offer to Purchase dated 12 August 2019, which should be read carefully before any action is taken. Unless the context otherwise requires, expressions defined in the Offer to Purchase bear the same meanings in this tender form. Please note that nothing in this tender form or the Terms and Conditions constitutes legal or tax advice. If you are in any doubt as to your legal or financial position, please seek independent professional advice.

SRN: [C0123456789]
Private & Confidential
Participant Name
Participant Address

TO ACCEPT THE OFFER IN RESPECT OF YOUR CLASS C SHARES

Number of Class C Shares held as at 1 August 2019:	Maximum Number of whole Class C Shares you may tender:

You may accept the Offer for some or all or of your Class C Shares. Participants with less than 100 Class C Shares (“Odd Lot Holders”) may receive preferential treatment in relation to any scale back through the Offer but must tender all of their Class C Shares.

Please indicate in the appropriate boxes below the number of Class C Shares to be tendered and the price at which they are to be tendered. Shareholders who wish to make a Final Purchase Price Tender and tender their Class C Shares at the purchase price determined pursuant to the Offer should indicate the number of Class C Shares they wish to tender in the “Final Purchase Price” box below. If all Class C Shares are to be tendered write “ALL” against the appropriate option.

The Offer is being made in US Dollars however, if you elect to tender Class C Shares and such Class C Shares are accepted in the Offer, any proceeds received in respect of such Class C Shares will be returned to you, by GBP cheque or BACs where Computershare has Bank Details registered for you, as soon as administratively possible after receipt of proceeds. Computershare will arrange for the proceeds to be converted into Sterling in accordance with Clause 6.1 of your SIP Share Dealing terms and conditions. US Backup withholding Tax may be applicable on the payment you receive through the Offer, unless you have the relevant US Tax Form registered against your account. If relevant, you will need to complete a Form W-9 or Form W-8BEN and return the applicable document with this Tender Form to avoid the backup withholding of US federal income tax on the payment. You can obtain the Form W-9 and Form W-8BEN from the IRS Website at www.irs.gov. Alternatively, you can log in to your Employee Online account and click the link to be directed to the online tax certification website. You are urged to consult a tax advisor for further guidance regarding the completion of the relevant U.S. tax form in order to claim exemption from backup withholding tax.

Final Purchase Price Tender:

Auction Tender $ 24.75:	Auction Tender $ 26.25:	Auction Tender $ 27.75:
Auction Tender $ 25.00:	Auction Tender $ 26.50:	Auction Tender $ 28.00:
Auction Tender $ 25.25:	Auction Tender $ 26.75:	Auction Tender $ 28.25:
Auction Tender $ 25.50:	Auction Tender $ 27.00:	Auction Tender $ 28.50:
Auction Tender $ 25.75:	Auction Tender $ 27.25:	If you wish to participate in the conditional tender, please indicate the minimum number of Class C Shares you wish to have tendered in the event of any Scale Back:
Auction Tender $ 26.00:	Auction Tender $ 27.50:

To enable Computershare to complete the submission of the tender form on your behalf we will require some additional information from you to allow us to comply with the MiFID II Regulations. As such, alongside the completion of this tender form you will need to ensure that your personal information on your Employee Online account is up to date. Failure to provide us with this information may result in Computershare not being able to process a sale on your behalf and your instruction will be deemed invalid and void. To check that your account details are up to date, please log in to www.computershare.com/virginmedia and navigate to “My Profile” to check that your “Personal Trading Details” (MIFID II) have been entered.

Signature (please sign in the box below)	Date (dd/mm/yyyy)

Contact Details:

IF YOU DO NOT WISH TO SELL ANY OF YOUR CLASS C SHARES IN THE OFFER, DO NOT COMPLETE OR RETURN THE FORM

Acceptances of the Offer must be received by no later than 11 a.m. on 3 September 2019 unless otherwise communicated by Computershare. If you are in the United Kingdom, this Tender Form should be sent by post to Computershare Investor Services PLC, Plans Corporate Actions, The Pavilions, Bridgwater Road, Bristol, BS99 6AH.

HOW TO COMPLETE THE FORM

If you have any queries regarding the completion of this form, please contact the Computershare Helpline on +44 (0) 345 111 0321 between 8:30 a.m. and 5:30 p.m. BST on any business day excluding public holidays. Please note that Computershare is unable to provide you with any legal, financial or tax advice. If you require such advice, please contact an independent advisor.

The Offer

To accept the Offer, insert the total number of Class C Shares in respect of which you wish to accept the Offer against the price per share at which you wish your Class C Shares to be purchased if you wish to make an Auction Tender, or in the box entitled “Final Purchase Price Tender”, if you wish to make a Final Purchase Price Tender. SELECT ONLY ONE OPTION (if more than one option is selected, you will be deemed to have not tendered). You must also sign the form in accordance with the instructions set out below, which will constitute your acceptance of the Offer.

If you want to accept the Offer in respect of all of your Class C Shares write “ALL” against the appropriate price. If no number or a number greater than your registered holding of Class C Shares is specified and you have signed the form, you will be deemed to have accepted the Offer in respect of your entire registered holding of Class C Shares.

As described in the Offer to Purchase, a tendering Shareholder may condition his or her tender of Class C Shares upon the Company purchasing all or a specified minimum number of the Class C Shares tendered. Unless at least the minimum number of Class C Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Class C Shares tendered by you will be purchased. It is the tendering Shareholder’s responsibility to calculate the minimum number of Class C Shares that must be purchased from the Shareholder in order for the Shareholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Shareholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any Shareholder tendering Class C Shares. Unless this box has been completed and a minimum number of Class C Shares specified, your tender will be deemed unconditional.

This form may only be used to make an Auction Tender, Conditional Tender or a Final Purchase Price Tender by completing the above.

Odd Lot Holders

If you hold more than 100 Class C Shares, you may choose to sell either some or all of your Class C Shares pursuant to the Offer.

If you hold less than 100 Class C Shares, you may only choose to sell all of your Class C Shares pursuant to the Offer. However, in exchange for only being able to participate in the Offer on these terms, you will be guaranteed to be able sell all of your Class C Shares under the Offer, provided that you choose to participate within the relevant price range, rather than potentially being subject to pro-ration. The Offer to Purchase includes further details regarding how individuals holding such “odd lots” of Class C Shares can participate in the Offer.

Signatures

To accept the Offer you must sign this Tender Form. If these instructions are not followed, or this Tender Form is incorrectly completed or cannot be read, this Tender Form will be invalid.

1.	Definitions

“Computershare” means Computershare Investor Services PLC (registered number 3498808) whose registered office is at The Pavilions, Bridgwater Road, Bristol, BS13 8AE;

“Offer to Purchase” means the document that has been announced to the market that provides Shareholders with details of the Offer;

“Offer” means Liberty Global plc’s invitation for its Shareholders to tender up to $1.875 billion in value of its Class C Shares;

“Participant” means an employee who has been awarded or otherwise holds Class C Shares in accordance with and subject to the Terms & Conditions;

“Plan” means the Virgin Media Inc. Share Incentive Plan;

“Service” means the service provided by Computershare on behalf of the Trustee to enable you to send your Tender form;

“Class C Shares” means the Class C ordinary shares in Liberty Global plc held on trust for you by the Trustee in accordance with the rules of the Plan;

“Shareholder” means an owner of ordinary shares in Liberty Global plc;

“Terms & Conditions” means the terms and conditions that govern your participation in the Plan;

“Tender” means to accept the Offer;

“Trustee” means EES Trustees Limited (registered number 576832) The Pavilions, Bridgwater Road, Bristol, BS13 8AE; and

“you” (or “your”) means you, the person who wishes to use the Service.

2.	Liability

Neither Computershare nor the Trustee (nor its officers, employees, agents or sub-contractors) will be liable to you for any loss or damage you may suffer or incur as a result of your use of the Service unless such loss or damage results directly from the negligence, wilful default or fraud of Computershare or the Trustee. Computershare is also not liable for any postal delays.

3.	Validity

In the event that any clause under these terms and conditions is not legally enforceable, the remaining clauses will not be affected and will remain valid and enforceable.

4.	Overseas Participants

If you are resident in, or a citizen of, a jurisdiction outside the United Kingdom, it is your responsibility to inform yourself about, and observe, any applicable legal requirements.

5.	Confirmations and Undertakings

In accepting these terms and conditions, you will be deemed to have given the following confirmations and undertakings to Computershare: (a) You are a Participant or are otherwise duly authorised to submit Instructions on behalf of such Participant; (b) You have read and understood these terms and conditions and you agree to be bound by them; (c) You are either resident in, or a citizen of, the United Kingdom or have otherwise complied with all applicable legal requirements in any other jurisdiction necessary for you to lawfully make use of the Service.

6.	Governing Law

These terms and conditions will be governed by and construed in accordance with English law. You agree that in the event of a dispute the English courts will have jurisdiction.